Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the financial statements and financial statement schedule of Hospira, Inc. and subsidiaries and the effectiveness of Hospira, Inc. and subsidiaries’ internal control over financial reporting dated February 12, 2014, appearing in the Annual Report on Form 10-K of Hospira, Inc. for the year ended December 31, 2013.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

August 18, 2014